EXHIBIT 99.1

FOR IMMEDIATE RELEASE

May 1, 2007

Contact:	Connie Perrine Chief Financial Officer Omni Financial Services, Inc. (404) 250-7745

Omni Financial Services, Inc. Reports Record First Quarter Earnings of $1.5 Million, Growth of 10.3% and Declares Dividend

Atlanta, GA—Omni Financial Services, Inc. (NASDAQ: OFSI):

First Quarter 2007 Highlights (compared to March 31, 2006 unless otherwise noted):

•	Net income of $1.5 million, up 10.3%
•	Diluted earnings per share of $0.13
•	Net interest income of $8.4 million, up 52.8%
•	Asset growth of $240.4 million, up 45.3%
•	Deposit growth of $235.9 million, up 62.7%
•	Net interest margin of 4.87%, 5 basis point linked quarter increase
•	Dividend of $0.05 per share declared

Financial Performance

Omni Financial Services, Inc. (NASDAQ: OFSI), the bank holding company for Omni National Bank, reported first quarter net income of $1.5 million or $0.13 per diluted share, an increase of 10.3% as compared to proforma net income of $1.3 million or $0.17 per diluted share as of March 31, 2006. For comparison purposes, net income for the three months ended March 31, 2006 has been reduced by a $3.69 million tax credit recorded on January 1, 2006 upon conversion from an S-Corporation to a C-Corporation at January 1, 2006. Including the tax credit, net income calculated in accordance with generally accepted accounting principles (“GAAP”) for the three months ended March 31, 2006 was $5.0 million or $0.66 per diluted share.

The primary reason for the increase in earnings during the first quarter of 2007 is the expansion in net interest income, which was driven by a $197.9 million or 58.2% increase in the average loan balance as compared to the first quarter of 2006. The 50 basis point increase in the Prime rate in the second quarter of 2006 also had a positive impact on earnings as interest rates on a portion of the Bank’s commercial loan portfolio are tied to prime. Chairman and CEO Stephen Klein stated, “Our earnings growth would not have been possible without continued growth in our community redevelopment portfolio, which increased $76.9 million or 96.3%, and the overall loan portfolio growth of $198.1 million since the first quarter of 2006.”

Net Interest Income and Margin

For the three months ended March 31, 2007 the Company recorded record net interest income of $8.4 million, an increase of $2.9 million or 52.8% from $5.5 million for the same period in 2006, the result of continued strong loan growth which drove the increase in average earning assets of $225.4 million or 48.6% when compared to the same period in 2006. The Company’s net interest margin for the quarter was 4.87%, an increase of 13 basis points over the prior year quarter, and an increase of 5 basis points from the quarter ended December 31, 2006.

Omni’s CFO Connie Perrine stated, “Although we, and the entire industry, are experiencing upward pressure on our cost of funds, we are pleased that we have been able to maintain and slightly improve our healthy net interest margin.” Ms. Perrine went on to say, “We continue to devote additional resources to find ways to lower our cost of funds to preserve our strong margin, as evidenced by the $43 million increase in transactional accounts when compared to the same period last year.”

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Loans

Gross loans increased $198.1 million or 53.3%, to end the three months ended March 31, 2007 at $570.0 million when compared to $371.9 million at March 31, 2006. On a linked-quarter basis, gross loans grew $68.5 million or 13.7% from December 31, 2006.

The growth of the loan portfolio occurred while maintaining the strong credit quality of the portfolio. As the loan portfolio grew $198.1 million as compared to the same period in the prior year, net charge-offs as a percentage of average loans increased to 0.04% for the three months ended March 31, 2007 as compared to 0.03% for the three months ended March 31, 2006. “We were able to achieve solid loan growth while maintaining sound credit quality, as we manage our portfolio in a more challenging credit environment,” Klein said. He added, “Our key challenges are growing revenues and taking greater advantage of the opportunities presented by our markets.” Chief Lending Officer Charlie Barnwell added, “Our growth continues to be driven by loan demand in all of our markets despite intense pricing competition on some of our loan products.”

Financial Ratios

Certain performance ratios for the quarter ended March 31, 2007 compared to the quarter ended March 31, 2006 have been significantly impacted by the large increase in stockholders’ equity and shares outstanding associated with the Company’s initial public offering that was effective September 29, 2006 and was consummated in the fourth quarter of 2006. As a result of the offering, shares outstanding increased by 3,852,500 and net proceeds of $33.0 million were received. The increase in these items resulted in the denominators used in calculating certain ratios to increase, which resulted in reduced ratios for the current quarter, specifically for return on equity and earnings per share. As the proceeds from the offering are utilized in the growth of the business it is expected that the ratios will, over time, increase and return to historical levels.

Return on average equity for the three months ended March 31, 2007 was 7.94% compared to a proforma return on average equity of 15.32% for the same period in 2006. GAAP return on equity for the three months ended March 31, 2006 was 58.27%, which included the tax credit recognized as part of the conversion from an S Corporation to a C Corporation. Return on average assets for the three months ended March 31, 2007 was 0.79% compared to proforma return on average assets of 1.06% for the same period in 2006. GAAP return on average assets for the three months ended March 31, 2006 was 4.03%. The Company’s efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) improved to 65.30% at March 31, 2007 compared to 65.52% at March 31, 2006.

Non-performing assets as a percentage of total assets increased 29 basis points from 1.22% as of December 31, 2006 to 1.51% as of March 31, 2007. The increase is attributable to the impact of an accelerated economic downturn in two Georgia markets, Griffin and Macon. The economic downturn in these two markets has caused increased delinquencies and has required us to foreclose on properties which we are currently in the process of selling. The Company has curtailed lending in these markets over the past several months.

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Selected Financial Information

	For the Three Months Ended
	March 31,
	2007	2006	% Change
Share Data
Diluted earnings per share (1)	$0.13	$0.17	-23.53%
Book value at period end	$6.48	$4.76	36.13%
Tangible book value at period end	$5.97	$3.98	50.00%

Performance Ratios:
Return on average equity (1) (2)	7.94%	15.32%	-48.17%
Net interest margin	4.87%	4.74%	2.74%
Efficiency ratio	65.30%	65.52%	-0.34%

Credit Quality Ratios:
Allowance for loan losses to loans	1.33%	1.34%	-0.75%
Nonperforming assets to total assets	1.51%	1.11%	36.04%
Net charge-offs to average loans (2)	0.04%	0.03%	33.33%

Selected Balance Sheet Averages:
Loans outstanding	$537,739,982	$339,854,433	58.23%
Total assets	$733,377,178	$496,737,585	47.64%
Interest-earning assets	$689,097,994	$463,674,073	48.62%
Deposits	$566,670,141	$361,019,162	56.96%
Tangible shareholders equity	$67,341,483	$28,563,316	135.76%
Shareholders' equity	$73,130,228	$34,382,938	112.69%

(1)	The period ended March 31, 2006 has been adjusted to reflect the $3.69 million tax credit related to our conversion from an S-Corporation to a C-Corporation, recognized on January 1, 2006.
(2)	Annualized

Other Information

Effective with the Company’s annual shareholder meeting on April 17, the shareholders elected Garrett Van de Grift as a director. Mr. Van de Grift is an owner/partner of Enterprise Vending Group, Vending Corporation of America, U.S. Vending and Vending Management Consultants, the combination of which creates the largest vending management company in America. He is also active in other business ventures and is an officer and board member of the Marcus Jewish Community Center and the Jewish Federation of Greater Atlanta. Mr. Van de Grift received his M.B.A. from the University of Chicago, his J.D. from the University of Florida, and his B.S.B.A. from the University of North Carolina at Chapel Hill.

The board of directors declared a quarterly cash dividend of $0.05 per share at its April 17, 2007 board meeting. The dividend is payable on May 23, 2007 to shareholders of record as of May 10, 2007.

The closing price of Omni Financial Services, Inc. common stock on March 30, 2007 (the last trading day of the quarter) was $9.75 per share.

Conference Call / Webcast Information

Omni Financial Services, Inc. will host a conference call on Wednesday, May 2 at 10:00 a.m. (ET) to discuss first quarter 2007 financial results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. To participate in the conference call or webcast, please follow the instructions listed below.

Conference Call: Please call 1-888-857-6931. A transcript of the call will be available 3 days after the event on the Company’s website and will be available for 14 days following the event.

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Webcast: To gain access to the webcast, which will be “listen-only,” please go to www.onb.com and click on the link “Earnings Press Release.” For those unable to participate during the live webcast, it will be archived on the Omni National Bank website for 14 days following the event.

About Omni

Omni Financial Services, Inc. is a bank holding company headquartered in Atlanta, Georgia. Omni Financial Services, Inc. provides a full range of banking and related services through its wholly owned subsidiary, Omni National Bank, a national bank headquartered in Atlanta, Georgia. Omni has one full service banking location in Atlanta, one in Dalton, Georgia, five in North Carolina, one in Chicago, Illinois, and one in Tampa, Florida. In addition, Omni has loan production offices in Charlotte, North Carolina, Dalton, Georgia, Birmingham, Alabama, Philadelphia, Pennsylvania, and Dallas, Texas. Omni provides traditional lending and deposit gathering capabilities, as well as a broad array of financial products and services, including specialized services such as community redevelopment lending, small business lending and equipment leasing, warehouse lending, and asset-based lending. Omni Financial Services, Inc.’s common stock is traded on the NASDAQ Global Market under the ticker symbol “OFSI.” Additional information about Omni National Bank is available on its website at www.onb.com.

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Except for historical information contained herein, the matters discussed in this press release consist of forward-looking information under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking information is necessarily subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. These risks and uncertainties include, but are not limited to, unforeseen general economic conditions, potential difficulties in the execution of Omni Financial Services, Inc.’s business and growth strategies, competitive risks and other factors set forth from time to time in Omni Financial Services, Inc.’s filings with the Securities and Exchange Commission. When used in this release, the words “believes,” “estimates,” “plans,” “expects,” “should,” “will,” “may,” “might,” “outlook,” and “anticipates” are similar expressions as they relate to Omni Financial Services, Inc.’s (including its subsidiaries), or its management, and are intended to identify forward-looking statements.

Omni Financial Services, Inc. from time to time becomes aware of rumors concerning its business, prospects and results of operations. As a matter of policy, Omni Financial Services, Inc. does not comment on rumors. Investors are cautioned that in this age of instant communication and Internet access, it may be important to avoid relying on rumors and other unsubstantiated information. Omni Financial Services, Inc. complies with federal and state laws applicable to the disclosure of information concerning its business, prospects and results of operations. Investors may be at significant risk in relying on unsubstantiated information from other sources.

Omni Financial Services, Inc.

Consolidated Balance Sheets

ASSETS	March 31, 2007	December 31, 2006	March 31, 2006
	(unaudited)		(unaudited)
Cash and due from banks	$5,041,610	$5,874,453	$5,413,024
Interest-bearing deposits in other financial institutions	722,355	319,961	246,334
Federal funds sold	8,432,000	16,341,000	—

Total cash and cash equivalents	14,195,965	22,535,414	5,659,358
Investment securities available-for-sale	136,784,297	134,553,978	118,839,561
Other investments	5,152,800	4,836,100	5,544,900
Loans, net of allowance for loan losses of $7,575,764, $6,646,212, and $4,992,925	562,379,221	494,813,672	366,872,513
Loans held-for-sale	6,382,403	9,635,243	4,419,666
Equipment leased to others	2,520,845	—	30,125
Other real estate owned	5,237,959	3,377,719	1,152,705
Premises and equipment, net	17,162,212	10,707,034	11,106,335
Goodwill	4,753,887	4,753,887	4,969,887
Cash surrender value of life insurance policies	1,213,236	1,201,275	1,166,479
Accrued interest receivable and other assets	15,579,148	16,349,659	11,182,365

	$771,361,973	$702,763,981	$530,943,894

LIABILITIES & STOCKHOLDERS’ EQUITY
Deposits:
Demand	$44,474,774	$49,380,211	$35,136,401
Savings and money market	45,642,353	36,993,065	11,916,449
Certificates of deposit—Retail	168,835,009	162,293,149	183,150,053
Certificates of deposit—Brokered	352,838,805	296,003,247	145,735,122

Total deposits	611,790,941	544,669,672	375,938,025
Federal Home Loan Bank borrowings	57,500,000	57,500,000	86,000,000
Junior subordinated debentures	20,620,000	20,620,000	20,620,000
Federal funds purchased	—	—	5,648,000
Escrow accounts, accrued interest payable and other liabilities	7,969,523	7,627,223	7,160,482

Total liabilities	697,880,464	630,416,895	495,366,507
Common stock, par value $1.00; 25,000,000 shares authorized: 11,351,428, 11,348,928, 7,492,978 shares issued; 11,334,807, 11,332,307, 7,476,366 outstanding(1)	11,351,428	11,348,928	7,492,978
Additional paid-in capital	54,601,917	54,567,172	25,271,597
Retained earnings	8,182,279	7,296,572	4,584,433
Accumulated other comprehensive loss	(554,028)	(765,499)	(1,671,621)
Treasury stock, at cost; 16,621, 16,621 and 16,612 shares	(100,087)	(100,087)	(100,000)

Total shareholders’ equity	73,481,509	72,347,086	35,577,387

	$771,361,973	$702,763,981	$530,943,894

(1)	The share information for the period ended March 31, 2006 has been adjusted for the 2 for 1 reverse stock split that occurred in May 2006.

Omni Financial Services, Inc.

Consolidated Statements of Income

	For the Three Months Ended
	March 31,
	2007	2006
	(unaudited)
Interest income:
Interest and fees on loans	$14,305,013	$8,570,770
Interest on investment securities	1,831,190	1,354,640

Total interest income	16,136,203	9,925,410

Interest expense:
Interest on deposits	6,759,306	3,327,277
Interest on other borrowings	990,526	1,109,588

Total interest expense	7,749,832	4,436,865

Net interest income	8,386,371	5,488,545
Provision for loan losses	985,779	225,000

Net interest income after provision for loan losses	7,400,592	5,263,545

Noninterest income:
Gain on sale of loans	98,324	480,307
Service charges on deposit accounts	157,996	136,214
Investment securities (losses) gains, net	(1,129)	1,576
Other income	380,543	225,674

Total noninterest income	635,734	843,771

Noninterest Expense:
Salaries and employee benefits	3,005,848	2,040,168
Occupancy and equipment	775,297	641,127
Professional fees	331,883	264,624
Other real estate owned expense	375,767	33,144
Telecommunications	184,430	145,788
Advertising and marketing	155,152	138,940
Office supplies	85,941	66,842
Other	977,790	818,357

Total noninterest expense	5,892,108	4,148,990

Income before income taxes	2,144,218	1,958,326
Income tax expense (benefit)	691,770	(3,050,328)

Net income	$1,452,448	$5,008,654

Proforma data: (1)
Net income:
As reported	$1,452,448	$5,008,654
Adjustment for change in tax status	—	(3,691,407)

Adjusted net income	$1,452,448	$1,317,247

Earnings per common share: (1)
Basic	$0.13	$0.67
Diluted	$0.13	$0.66
Proforma Earnings per common share: (1)
Basic earnings per share	$0.13	$0.18
Diluted earnings per share	$0.13	$0.17

Weighted average common shares outstanding: (2)
Basic	11,333,807	7,228,782
Diluted	11,496,696	7,393,122

(1)	The period ended March 31, 2006 has been adjusted to reflect the $3.69 M tax credit related to our conversion from an S-Corporation to a C-Corporation, recognized on January 1, 2006.

(2)	The shares outstanding for the period ended March 31, 2006 has been adjusted for the 2 for 1 reverse stock split that occurred in May 2006.

Omni Financial Services, Inc.

Selected Financial Data

	For the Three Months Ended
	March 31,
	2007	2006
	(unaudited)
Share Data
Common shares outstanding(1)	11,334,807	7,476,366
Weighted average shares outstanding—basic(1)	11,333,807	7,228,782
Weighted average shares outstanding—diluted(1)	11,496,696	7,393,122
Book value at quarter end	$6.48	$4.76
Tangible book value at quarter end	$5.97	$3.98
Basic earnings per share/GAAP	$0.13	$0.67
Diluted earnings per share/GAAP	$0.13	$0.66
Basic earnings per share/Pro-forma (2)	$0.13	$0.18
Diluted earnings per share/Pro-forma (2)	$0.13	$0.17
Cash dividends declared	$0.05	$0.058

Performance Ratios:
Return on average assets/Pro-forma (2) (3)	0.79%	1.06%
Return on average equity/Pro-forma (2) (3)	7.94%	15.32%
Return on average tangible equity/Pro-forma (2) (3)	8.63%	18.45%
Yield on earning assets	9.43%	8.62%
Cost of funds	5.11%	4.17%
Net interest Margin	4.87%	4.74%
Efficiency ratio	65.30%	65.52%

Return on average assets/GAAP (3)	0.79%	4.03%
Return on average equity/GAAP (3)	7.94%	58.27%
Return on average tangible equity/GAAP (3)	8.63%	70.14%

Credit Quality Ratios:
Allowance for loan losses	$7,575,764	$4,992,925
Nonperforming assets	$11,680,817	$5,878,119
Allowance for loan losses to loans	1.33%	1.34%
Nonperforming assets to total assets	1.51%	1.11%
Net charge-offs	$56,227	$23,295
Net charge-offs to average loans (3)	0.04%	0.03%

Average Balances:
Loans outstanding	$537,739,982	$339,854,433
Total assets	$733,377,178	$496,737,585
Interest-earning assets	$689,097,994	$463,674,073
Deposits	$566,670,141	$361,019,162
Tangible shareholders equity	$67,341,483	$28,563,316
Shareholders' equity	$73,130,228	$34,382,938

(1)	The share information for the period ended March 31, 2006 has been adjusted for the 2 for 1 reverse stock split that occurred in May 2006.
(2)	The period ended March 31, 2006 has been adjusted to reflect the $3.69 million tax credit related to our conversion from an S-Corporation to a C-Corporation, recognized on January 1, 2006.
(3)	Annualized